UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Across America Real Estate Exchange, Inc.

(Exact name of registrant as specified in its charter)

Colorado	20-8097439

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Seventeenth Street, Suite 1200 Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-140284 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Common

(Title of class)

(Title of class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter) or Item 202 of Regulation S-B (§228.202 of this chapter), as applicable. The Registrant hereby incorporates its amended post-effective filing pursuant to Form SB-2/A, dated March 16, 2007.
     Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act (§230.424(b) of this chapter), this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange,
Item 2. Exhibits.
     List below all exhibits filed as a part of the registration statement: The Registrant hereby incorporates its amended post-effective filing pursuant to Form SB-2/A, dated March 16, 2007. Instruction. See the instructions as to exhibits, set forth below.
SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
     (Registrant) Across America Real Estate Exchange, Inc.

Date	March 28, 2007

By	G. Brent Backman, President

*Print the name and title of the signing officer under his signature.
INSTRUCTIONS AS TO EXHIBITS
If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.

2